





Cervical Cancer – A Costly, Worldwide Killer

Second only to breast cancer, worldwide
500,000 cases of invasive cancer
280,000 deaths

In the U.S. alone:
500,000 cases of precancer in the U.S.
11,070 cases of cancer in the U.S.
$2.8 billion to treat cervical cancer
$6 billion to diagnose cervical cancer

55-60 million PAP tests annually
5.5-6 million follow-up referrals

Guided Therapeutics™